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                                                                    EXHIBIT 10.4







                           INFORMATION RESOURCES, INC.

                      DIRECTORS DEFERRED COMPENSATION PLAN











                             EFFECTIVE: MAY 1, 2000



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         INFORMATION RESOURCES, INC.
DIRECTORS DEFERRED COMPENSATION PLAN


I.       PURPOSE

         The purpose of the Information Resources, Inc. Directors Deferred Compensation Plan is to provide a means whereby the Company may afford certain members of the Board of Directors an opportunity to defer Director Fees otherwise payable in cash or stock. By providing a means whereby Director Fees may be deferred into the future, the Plan will further the growth and development of the Company and aid in attracting and retaining directors of exceptional ability.

II.      DEFINITIONS

2.01 "Administrative Committee" and "Committee" means the Plan Committee appointed pursuant to Article VI to manage and administer the Plan.

2.02 "Agreement" means the Information Resources, Inc. Directors Deferred Compensation Plan Participation Agreement, executed between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Director Fees pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

2.03 "Beneficiary" means the person, persons or trust who under the Plan, becomes entitled to receive a Participant's interest in the event of the Participant's death.

2.04 "Board of Directors" means the Board of Directors of Information Resources, Inc. or any committee acting within the scope of its authority.

2.05 "Company" means Information Resources, Inc. (also known as IRI), and its successors and assigns.

2.06 "Deferred Compensation Account" means the book entry account(s) maintained by the Company for each Participant, pursuant to Article
         III. Notwithstanding the provisions of Section 8.10, a Participant's Deferred Compensation Account shall not constitute or be treated as a trust fund or escrow arrangement of any kind. For purposes of this Plan, a book entry account shall mean a phantom account in which a Participant's deferrals and investments earnings and gains and/or losses and expenses are credited. No shares of Common Stock will actually be held (either by issuance or purchase) with respect to any investment in the Company stock-based deferral option.

2.07 "Deferred Compensation Plan Trust" and "Trust" mean the Information Resources, Inc. Deferred Compensation Plan Trust, an irrevocable grantor trust or trusts established by the Company, in accordance with
         Section 8.10, with an independent trustee for the benefit of persons entitled to receive payments under this Plan.


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2.08     "Determination Date" means the date on which the amount of a
         Participant's Deferred Compensation Account is determined as provided in Article III hereof. The last day of each calendar quarter and the date of a Participant's Termination of Service shall be a Determination Date.

2.09 "Director Fees" for purposes of this Plan shall be the total of the director fees, including both cash and stock payments, and other remuneration for services rendered as a member of the Board of Directors during a Plan Year, including Retainer Fees and Meeting Fees. Director Fees shall not include any amounts paid that are not strictly for personal services, such as expense reimbursements. In addition, for purposes of this Plan, Director Fees shall not include any stock options received by a director.

2.10 "Fair Market Value" means either (a) the closing price of a share of the Company's Common Stock as reported on the NASDAQ Exchange (the "NASDAQ") on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported, as published in the Midwest Edition of The Wall Street Journal, or (b) if there is no reporting of transactions on the NASDAQ, the fair market value of a share of the Company's Common Stock as determined by the Board of Directors from time to time.

2.11 "Meeting Fees" means the compensation payable to a director with regard to the number of Board or committee meetings attended, or committee positions held, as determined by the Board from time to time.

2.12 "Participant" means a member of the Board of Directors of the Company who is not an employee, who is eligible to participate in the Plan pursuant to Section 3.01, and who enters into an Agreement.

2.13 "Plan" means the Information Resources, Inc. Directors Deferred Compensation Plan as amended from time-to-time.

2.14     "Plan Effective Date" means May 1, 2000.

2.15 "Plan Year" means a twelve (12) month period beginning on May 1 and ending on April 30.

2.16 "Retainer Fees" means the portion of a director's annual compensation that is payable without regard to the number of Board or committee meetings attended or committee positions, as determined by the Board from time to time.

2.17 "Retirement" means the date of a Termination of Service of a Participant for reasons other than death after he or she has completed at least one full term of three (3) years serving on the Board of Directors of the Company.

2.18 "Termination of Service" means the Participant's ceasing his or her service with the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of Retirement or death.

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III.     ELIGIBILITY; PARTICIPATION LIMITS

3.01     a)   Eligibility to Participate. Participation in the Plan shall be limited to non-employee directors of the Company approved to participate by the Committee.

         b) Election to Participate. An eligible director may elect to become a Participant by filing a properly completed Agreement with the Committee by such time and in such form as the Committee may require or permit. A Participant's election to defer pursuant to
              Section 3.02, shall remain in full force and effect for all subsequent Plan Years until such time as the Participant files a new Agreement with the Committee indicating a change in his prior Agreement. In order to be effective for the next calendar year, a Participant's Agreement must be received by December 1st of the preceding year.

         c) New Participants. A Participant who first attains such status subsequent to May 1, 2000 shall be eligible to participate in the Plan after satisfying the requirements of Section 3.01(a) and (b), as applicable, and shall be bound by all terms and conditions of the Plan, provided, however, that his or her Agreement is filed no later than thirty (30) days following notification by the Committee of his or her eligibility to participate in the Plan.

3.02 Deferral of Director Fees. A Participant may, in his or her Agreement filed with the Committee, elect to defer up to one hundred percent (100%) of his or her cash-based Director Fees in twenty-five (25%) increments during a Plan Year. In addition, a Participant may elect to defer up to one hundred percent (100%) of his or her stock-based compensation payable during a Plan Year, in twenty-five percent (25%) increments. At the time of election, a Participant may elect to defer a different percentage of his or her cash-based Director Fees and/or stock-based Director Fees for each Plan Year and may also elect not to defer any portion of his or her cash-based and/or stock-based Director Fees in a Plan Year.

         Except as provided in Section 4.05, "Hardship Distributions; Waiver of Deferrals," any election so made shall be irrevocable with respect to Director Fees applicable to the Plan Year. A Participant who does not file an Agreement for a Plan Year may file an Agreement for any subsequent Plan Year for which he or she is eligible to participate in the Plan.

3.03 Timing of Deferral Credits. The amount of Director Fees that a Participant elects to defer in his or her Agreement shall cause an equivalent reduction in the Participant's Director Fees, respectively. Deferrals shall be credited to the Participant's Deferred Compensation Account throughout the Plan Year as the Participant otherwise would have been paid the deferred portion of Director Fees.

3.04 Vesting. A Participant shall be one hundred percent (100%) vested in his or her Deferred Compensation Account equal to the amount of Director Fees the Participant deferred into his or her Deferred Compensation Account and the investment gains or losses credited thereon.

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3.05     Determination of Account. Each Participant's Deferred Compensation
         Account as of each Determination Date shall consist of the balance of the Participant's Deferred Compensation Account as of the immediately preceding Determination Date adjusted for:

              -     additional deferrals pursuant to Section 3.02,

              -     distributions (if any); and

              - the appropriate investment earnings and gains and/or losses and expenses pursuant to Section 3.06 and 3.07.

         All adjustments and earnings related thereto, will be determined on a quarterly basis.

         The stock-based deferrals of a Participant's Deferred Compensation Account will be determined based on the performance of the Company's Common Stock. A Participant's deferral of stock-based Director Fees and related investment earnings must remain allocated to the phantom stock account.

3.06 Deferred Compensation Account Cash-Based Deferral Investment Options. The Committee shall designate from time to time one or more investment options in which the cash-based deferrals of a Participant's Deferred Compensation Accounts may be deemed invested. A Participant or Beneficiary shall allocate his or her Deferred Compensation Account among the deemed investment options by filing with the Committee a Deferral Allocation Election Form. A Participant may elect to allocate his or her Deferred Compensation Account in ten percent (10%) increments among as many of the investment options which are offered by the Company. For the Plan Year beginning May 1, 2000, and until changed by the Committee, the Committee has designated the following phantom investment options:

         a)   Short-Term Bond Fund
         b)   Equity Index Fund
         c)   Large Cap Growth Fund
         d)   Enhanced U.S. Equity Fund
         e)   Mid-Cap Value Fund

         Any such investment allocation election shall be made on the Deferral Allocation Election Form and shall be subject to such rules as the Committee may prescribe, including, without limitation, rules concerning the manner of making investment allocation elections and the frequency and timing of changing such investment allocation elections.

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         The Committee shall have the sole discretion to determine the number of investment options to be designated hereunder and the nature of the investment options and may change or eliminate the investment options provided hereunder from time to time. For each investment option the Committee shall, in its sole discretion, select a mutual fund(s), an investment index, or shall create a phantom portfolio of such investments as it deems appropriate, to constitute the investment option. The Company may, but is under no obligation to, acquire any investment or otherwise set aside assets for the deemed investment of Deferred Compensation Accounts hereunder. The Committee shall determine the amount and rate of investment gains or losses with respect to any such investment option for any period, and may take into account any deemed expenses which would be incurred if actual investments were made.

3.07 Deferred Compensation Account Stock-Based Deferral Option. Amounts deemed invested in the Company stock-based deferral option shall initially be deemed invested in a number of phantom shares of Common Stock of the Company equal to the number of shares which would have otherwise been actually distributed to the Participant, on the date the amount is deemed so invested. When a dividend (other than a dividend payable in the form of shares) is declared with respect to the outstanding shares, the number of stock units credited to the Participant shall be increased by the number of stock units, determined by dividing (I) the product of (A) the number of stock units credited to the Participant's account under the Plan on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a share (or, in the case of any dividend distributable in property other than shares, the per share value of such dividend, as determined by the Company for purposes of income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. In the case of any dividend declared on shares which is payable in shares, the amount credited to a Participant's deemed investment in the Company stock-based deferral option shall be increased by the number of stock units equal to the product of (I) the number of Common Stock units credited to the Participant under the Plan on the related dividend record date and (ii) the number of shares distributable as a dividend on a share. In the event of any change in the number or kind of outstanding shares by reason of any recapitalization, reorganization, merger, consolidation, stock split or any similar change affecting the shares, other than a stock dividend as provided above, the Committee shall make an appropriate adjustment in the number of Common Stock units credited to the Participant. No shares of Common Stock will actually be held (either by issuance or purchase) with respect to any investment in the Company stock-based deferral option.

3.08 Change of Investment Election. A Participant may by a written notice delivered to the Committee no later than twenty (20) days before the first day of the next quarter, elect to change the manner in which his or her current cash-based Deferred Compensation Account and his or her future cash-based deferrals are deemed invested among the then-available investment options. Any change of investment allocations shall be effective on the first day of the quarter following the timely receipt of such notice.

         Once deferrals are made or investment earnings are credited into the Company stock-based deferral option, such deferrals may not be transferred out of this investment option.

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IV.      DISTRIBUTIONS

4.01 Distribution on Retirement. Upon a Participant's Termination of Service on or after a Retirement Date, distribution of the Participant's Deferred Compensation Account, determined under Section 3.05, as of the Determination Date coincident with or next following such Retirement Date, shall be made or commence as soon as practicable but in any event within ninety (90) days following the Participant's Termination of Service on or after his or her Retirement Date. The distribution shall be made as designated by the Participant in his or her Retirement Payout Election Form, subject to Section 4.04. In the event a lump-sum payment is elected, no investment earnings or losses shall be credited to a Participant's Deferred Compensation Account from the date of Termination of Service to the date of distribution. In the event a distribution is made pursuant to this Section 4.01, the Participant shall immediately cease to be eligible for any other benefit provided under this Plan.

4.02 Distribution on Death. Upon the death of a Participant prior to the distribution of all of his or her Deferred Compensation Account, distribution of the Participant's Deferred Compensation Account, as of the Determination Date coincident with or next following the date of death, shall be made or continue to be made to such Participant's Beneficiary. If the distribution of the Participant's Deferred Compensation Account has not yet commenced as of the date of death, distribution to the Beneficiary shall be made or commence as soon as practicable and in any event within ninety (90) days following the Participant's death. The method of distribution shall be as designated by the Participant in his or her Retirement Payout Election Form, subject to Section 4.04. In the event a lump-sum payment is elected, no investment earnings or losses shall be credited to a Participant's Deferred Compensation Account from the date of Termination of Service to the date of distribution.

4.03 Distribution on Termination of Service. Unless otherwise directed by the Committee, upon the Termination of Service of a Participant prior to his or her Retirement Date for reasons other than death, distribution of the Participant's Deferred Compensation Account shall be made as soon as practicable and in any event within ninety (90) days following such Termination of Service, in a single lump-sum, notwithstanding the provisions of Section 4.04. No investment earnings or losses shall be credited to a Participant's Deferred Compensation Account from the date of Termination of Service to the date of distribution.

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4.04     Method of Timing of Distribution.

         a) Election in Agreement. Except in the case of a Termination of Service prior to the Participant's Retirement Date for reasons other than death, distribution of a Participant's cash-based Deferred Compensation Account shall be made in a lump-sum or installments, as elected by the Participant in his or her Retirement Payout Election Form. Installment payments shall be made quarterly over a period of up to twenty (20) years as elected by the Participant. The amount of each quarterly installment shall be determined annually and shall be equal to the quotient obtained by dividing the balance of the Participant's cash-based Deferred Compensation Account being distributed in installments by the number of installments remaining to be paid, including the current installment.

              Distribution of a Participant's stock-based Deferred Compensation Account shall be made in a lump-sum of shares of the Company's Common Stock or installments as elected by the Participant in his or her Retirement Payout Election form. Lump-sum distributions of the Company's Common Stock shall be equal to the value of a Participant's stock-based Deferred Compensation Account as of the applicable Determination Date. Installment payments of a Participant's stock-based Deferred Compensation Account will be paid to a Participant in an approximate equal number of shares over each quarter.

         b) Election to Change Method of Distribution. A Participant may, by written request filed with the Committee at least thirteen (13) months prior to the distribution or commencement of distribution of a Deferred Compensation Account, change the method of distribution elected with respect to a Deferred Compensation Account to any other method permitted under Section 4.04(a), provided that such request shall not be effective unless and until approved by the Committee. After a Participant's death, the Participant's Beneficiary may, prior to the distribution or commencement of distribution of the Participant's Deferred Compensation Account, petition the Committee requesting an acceleration of benefit payments otherwise due to be paid to the Beneficiary. The Committee may, but is not required, to grant such request.

         c) Notwithstanding any payment method elected by a Participant or Beneficiary, the Company may, in its sole discretion, elect to pay in a lump-sum any Deferred Compensation Account whose balance is less than $10,000.

4.05 Hardship Distributions; Waiver of Deferrals. In the event that the Committee, upon written petition of the Participant or Beneficiary, determines in its sole discretion that the Participant or Beneficiary has suffered an unforeseeable financial emergency, the Company if so directed by the Committee, shall distribute to the Participant or Beneficiary as soon as reasonably practicable following such determination, an amount, not in excess of the value of the Participant's Deferred Compensation Account, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable financial emergency is an unanticipated emergency that is caused by an event beyond the reasonable control of

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         the Participant or Beneficiary, such as the financial hardship which may result from accident, sudden illness or death of an immediate family member, or casualty loss. Financial need arising from foreseeable events, such as the purchase of a residence or educational expenses, shall not be considered an emergency. The Committee shall also grant a waiver of the Participant's Agreement to defer Director Fees upon finding that the Participant has suffered an unforeseeable financial emergency. The waiver shall be for such period of time as the Committee deems necessary under the circumstances. A Participant who is required to cease making deferrals due to the receipt of a hardship distribution, shall be permitted to begin making deferrals into this Plan by filing a new Agreement with the Company which such new Agreement shall become effective with respect to the designated Plan Year upon acceptance of the new Agreement by the Company. The new Agreement must be filed with the Company at least thirty (30) days prior to the calendar quarter in which deferrals are to commence. In the event the Committee determines a hardship distribution is appropriate, no investment earnings or losses will be credited to the Participant's Deferred Compensation Account with regards to the amount of the hardship distribution from the date the Committee approves the hardship distribution to the actual distribution date.

4.06 Withholding; Employment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold any taxes required to be withheld by the federal, or any state or local, government.

4.07 Commencement of Payments. Unless otherwise provided in this Plan, payments under this Plan shall commence as soon as practicable following the Participant's eligibility for payment, but in no event later than ninety (90) days following receipt of notice by the Committee of an event which entitles a Participant or Beneficiary to payments under this Plan, or at such other reasonably subsequent date as may be determined by the Committee.

4.08 Lump-sum Settlement/Call Right Option. Notwithstanding any other provision of this Plan, any Participant or Beneficiary may, at any time elect to receive an immediate lump-sum payment of the balance of his or her Deferred Compensation Account, reduced by a penalty equal to eight percent (8%) of the value of the Participant's remaining Deferred Compensation Account. The eight percent (8%) penalty amount shall be permanently forfeited and shall not be paid to, or in respect of, the Participant or his or her Beneficiary. In the event no such request is made by a Participant or Beneficiary, the Participant's Deferred Compensation Account shall be paid in accordance with the provisions of this Article IV. Any Participant who elects to receive an immediate lump-sum payment pursuant to this Section 4.08, shall forego further participation in the Plan for the remainder of the Plan Year in which the payment is received, in addition to the subsequent Plan Year. In the event a lump-sum payment is elected pursuant to this Section 4.08, no investment earnings or losses shall be credited to the Participant's Deferred Compensation Account from the date the Participant elects to receive the lump-sum payment until the actual distribution date.


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4.09     Recipients of Payments: Designation of Beneficiary. All payments to be made by the Company under the Plan shall be made to the Participant during his or her lifetime, provided that if the Participant dies prior to the commencement or completion of such payments, then all subsequent payments under the Plan shall be made by the Company to the Beneficiary determined in accordance with this Section 4.09. The Participant may designate a Beneficiary by filing a written notice of such designation with the Committee in such form as the Committee requires and may include a contingent Beneficiary. The Participant may from time-to-time change the designated Beneficiary by filing a new designation in writing with the Committee. If no designation is in effect at the time any benefits payable under this Plan become due, the Beneficiary shall be the spouse of the Participant, or if no spouse is then living, the executor(s) or administrator(s) of the Participant's estate.

4.10 Distributions. All distributions of a Participant's cash-based Deferred Compensation Account shall be paid in United States dollars. All distributions of a Participant's stock-based Deferred Compensation Account shall be paid in shares of the Company's Common Stock.

V.       CLAIM FOR BENEFITS PROCEDURE


5.01 Claim for Benefits. Any claim for benefits under the Plan shall be made in writing to the Committee. If such claim for benefits is wholly or partially denied by the Committee, the Committee shall, within a reasonable period of time, but not later than sixty (60) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial shall be in writing and shall contain:

         a)   The specific reason or reasons for the denial of the claim;

         b) A reference to the relevant Plan provisions upon which the denial is based;

         c) A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

         d)   A reference to the Plan's claim review procedure.

5.02 Request for Review of a Denial of a Claim for Benefits. Upon the receipt by the claimant of written notice of the denial of a claim, the claimant may within ninety (90) days file a written request to the Committee, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the Committee. In connection with the claimant's appeal of the denial of his or her claim, he or she may review relevant documents and may submit issues and comments in writing. To provide for fair review and a full record, the claimant must submit in writing all facts, reasons and arguments in support of his or her position within the time allowed for filing a written request for review. All issues and matters not raised for review will be deemed waived by the claimant.

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5.03     Decision Upon Review of a Denial of a Claim for Benefits. The Committee
         shall render a decision on the claim review promptly, but no more than sixty (60) days after the receipt of the claimant's request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time, in which case the sixty (60) day period shall be extended to one hundred-twenty (120) days. Such decision shall:

         a)   Include specific reasons for the decision;

         b) Be written in a manner calculated to be understood by the claimant; and

         c) Contain specific references to the relevant Plan provisions upon which the decision is based.

         The decision of the Committee shall be final and binding in all respects on the Company, the claimant and any other person claiming an interest in the Plan through or on behalf of the claimant. No litigation may be commenced by or on behalf of a claimant with respect to this Plan until after and unless the claim and review process described in this Article V has been exhausted. Judicial review of Committee action shall be limited to whether the Committee acted in an arbitrary and capricious manner.

VI.      ADMINISTRATION

6.01 Plan Administrative Committee. The Plan shall be administered by the Administrative Committee. The Administrative Committee may assign duties to an officer or other employees of the Company, and may delegate such duties as it sees fit. An employee of the Company or the Administrative Committee member who is also a Participant in the Plan shall not be involved in the decisions of the Company or the Administrative Committee regarding any determination of any specific claim for benefit with respect to himself or herself.

6.02 General Rights, Powers and Duties of the Administrative Committee. The Administrative Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have complete discretion to exercise the following powers and duties:

         a) To adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

         b) To administer the Plan in accordance with its terms and any rules and regulations it establishes;

         c) To maintain records concerning the Plan sufficient to prepare reports, returns, and other information required by the Plan or by law;

         d) To construe and interpret the Plan, and to resolve all questions arising under the Plan;


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         e)   To direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

         f) To employ or retain agents, attorneys, actuaries, accountants or other persons, who may also be Participants in the Plan or be employed by or represent the Company, as it deems necessary for the effective exercise of its duties, and may delegate to such persons any power and duties, both ministerial and discretionary, as it may deem necessary and appropriate, and the Committee shall be responsible for the prudent monitoring of their performance; and

         g) To be responsible for the preparation, filing, and disclosure on behalf of the Plan of such documents and reports as are required by any applicable federal or state law.

6.03 Information to be Furnished to Committee. The records of the Company shall be determinative of each Participant's period of service with the Company, Retirement Date, Termination of Service and the reason therefore, personal data, numbers of completed board terms and Director Fees and any deferrals. Participants and their Beneficiaries shall furnish to the Committee such evidence, data or information, and execute such documents as the Committee requests.

6.04 Indemnification. No director or member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his or her own fraud or willful misconduct. The Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company. This indemnification shall not duplicate, but may supplement any coverage available under any applicable insurance coverage.

VII.     AMENDMENT AND TERMINATION

7.01 Amendment. The Plan may be amended in whole or in part at any time by a written instrument adopted by the Company. Notice of any material amendment shall be given in writing to the Committee and to each Participant, and each Beneficiary. No amendment shall retroactively decrease either the balance of a Participant's Deferred Compensation Account or a Participant's interest in his or her Deferred Compensation Account as existing immediately prior to the later of the effective date or adoption date of such amendment.

7.02 Company's Right to Terminate. The Company reserves the sole right to terminate, by action of its Administrative Committee, the Plan and/or the Agreement pertaining to a Participant at any time prior to the commencement of payment of his or her benefits. In the event of any such termination, a Participant shall be deemed to have incurred a Termination of Service, and his or her Deferred Compensation Account shall be paid in the manner provided in Section 4.03.


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7.03     Special Termination. Any other provision of the Plan to the contrary notwithstanding, the Plan shall terminate if:

         The Plan is held to be ERISA Funded or Tax Funded, (as defined below), by a federal court, and appeals from that holding are no longer timely or have been exhausted. The Company may terminate the Plan if it determines, based on a legal opinion which is satisfactory to the Company, that either judicial authority or the opinion of the U.S. Department of Labor, Treasury Department or Internal Revenue Service (as expressed in proposed or final regulations, advisory opinions or rulings, or similar announcements) creates a significant risk that the Plan will be held to be ERISA Funded or Tax Funded, and failure to amend the Plan could subject the Company or the Participants to material penalties. Upon any such termination, the Company may:

              a) Transfer the rights and obligations of the Company and some or all Participants as determined by the Company in its sole discretion to a new plan established by the Company, which is not deemed to be ERISA Funded or Tax Funded, but which is substantially similar in all other respect to this Plan, if the Company determines that it is possible to establish such a Plan; or

              b) If the Company, in its sole discretion, determines that it is not possible to establish the Plan in 7.03(a) above for some or all Participants, such Participants shall be paid, a lump-sum equal to the value of his or her Deferred Compensation Account; or

              c) Pay to a Participant a lump-sum benefit equal to the value of his or her Deferred Compensation Account to the extent that a federal court has held that the interest of the Participant in the Plan is includable in the gross income of the Participant for federal income tax purposes prior to actual payment of Plan benefits; or

              d) Pay to a Participant a lump-sum benefit equal to the value of his or her Deferred Compensation Account if, based on a legal opinion satisfactory to the Company, there is a significant risk that such Participant will be determined not to be part of a "select group of management or highly compensated employees" for purposes of ERISA.

         For purposes of this Plan, "ERISA Funded" means that the Plan is prevented from meeting the "unfunded" criterion of the exceptions to the application of Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 (ERISA). In addition, for purposes of this Plan, "Tax Funded" means that the interest of a Participant in the Plan is determined to be includable in the gross income of the Participant for federal income tax purposes prior to actual receipt of Plan benefits by the Participant.

         A lump-sum payment to be made in accordance with this Section shall be subject to the provisions of Section 4.07.

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


VIII.    MISCELLANEOUS

8.01 Separation of Plan: No Implied Rights. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, Beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Committee or Company in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under this Plan.

8.02 No Right to Company Assets. Neither the Participant, a Beneficiary, nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of the Company whatsoever, including, without limiting the generality of the foregoing, any specific funds, assets or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant and his or her Beneficiary shall have only a contractual right to the amounts, if any, payable hereunder, unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefits to any person.

8.03 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing service or in any manner obligate the Company to continue the services of the Participant, or obligate the Participant to continue in the service of the Company, or as a limitation of the right of the Company to discharge any of its directors, with or without cause. Nothing herein shall be construed as fixing or regulating the Director Fees payable to the Participant.

8.04 Offset. If, at the time payments or installments of payments are to be made hereunder, either the Participant or Beneficiary is indebted or obligated to the Company, then the payments remaining to be made to the Participant or the Beneficiary may, at the discretion of the Company, be reduced by the amount of such indebtedness or obligation. However, an election by the Company not to reduce any such payment or payments shall not constitute a waiver of its claim, or prohibit or otherwise impair the Company's right to offset future payments for such indebtedness or obligation.

8.05 Protective Provisions. In order to facilitate the payment of benefits hereunder, each non-employee director designated eligible to participate in the Plan, shall cooperate with the Company by furnishing any and all information requested by the Company, including taking such physical examinations as the Company may deem necessary, and taking such other actions as may be requested by the Company. If the non-employee director refuses to cooperate, he or she shall not become a Participant in the Plan and the Company shall have no further obligation to him or her under the Plan. In the event a Participant has a balance in his or her Deferred Compensation Account, the Participant or his or her Beneficiary shall receive a benefit equal to his or her Deferred Compensation Account determined pursuant to Section 3.05 and paid in accordance with Section 4.03.

8.06 Non-assignability. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall be, prior to actual payment, subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other person, or be transferable by operation of law in the event of the Participant's, or any other person's bankruptcy or insolvency.

8.07 Gender and Number. Wherever appropriate herein, the masculine may mean feminine and the singular may mean the plural, or vice versa.

8.08 Notice. Any notice required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, and if given to the Company, delivered to the principal office of the Company, directed to the attention of the Administrative Committee. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

8.09 Governing Laws. The Plan shall be construed and administered according to the laws of the State of Illinois, to the extent not pre-empted by federal law.

8.10 Deferred Compensation Plan Trust. The Company may establish a Trust with (an) independent trustee(s), and shall comply with the terms of the Trust. The Company may transfer to the trustee(s) an amount of cash, marketable securities, or other property acceptable to the trustee(s) ("Trust Property") equal in value to all or a portion of the amount necessary, calculated in accordance with the terms of the Trust, to pay the Company's obligations under the Plan (the "Funding Amount"), and may make additional transfers to the trustees as may be necessary in order to maintain the Funding Amount. Trust Property so transferred shall be held, managed, and disbursed by the trustee(s) in accordance with the terms of the Trust. To the extent that Trust Property shall be used to pay the Company's obligations under the Plan, such payments shall discharge obligations of the Company; however, the Company shall continue to be liable for amounts not paid by the Trust. Trust Property will nevertheless be subject to claims of the Company's creditors in the event of bankruptcy or insolvency of the Company, and the Participant's, a Beneficiary's, or any other person's rights under the Plan and Trust shall at all times be subject to the provisions of
         Section 8.02.

IN WITNESS WHEREOF, the Company has adopted the Information Resources, Inc. Directors Deferred Compensation Plan effective May 1, 2000.


Information Resources, Inc.



By:       /s/ Gary S. Newman
          -----------------------------------------

Its:      Executive Vice President, Human Resources
          -----------------------------------------









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